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                                                                   EXHIBIT 10.25

                                     [LOGO]
                               SILICON VALLEY BANK
                           SPECIALTY FINANCE DIVISION

                     ACCOUNTS RECEIVABLE FINANCING AGREEMENT

         This ACCOUNTS RECEIVABLE FINANCING AGREEMENT (the "AGREEMENT"), dated as of the Effective Date is between Silicon Valley Bank, Specialty Finance Division of ("BANK"), M-Wave, Inc., a Delaware corporation and Poly Circuits, Inc., an Illinois corporation (collectively referred to herein as "BORROWER"), whose address is 475 Industrial Drive, West Chicago, Illinois 60185 and with a FAX number of 630 929-9755.

1. DEFINITIONS. In this Agreement:

         "ACCOUNTS" are all existing and later arising accounts, contract rights, and other obligations owed Borrower in connection with its sale or lease of goods (including licensing software and other technology) or provision of services, all credit insurance, guaranties, other security and all merchandise returned or reclaimed by Borrower and Borrower's Books relating to any of the foregoing.

         "ACCOUNT DEBTOR" is defined in the California Uniform Commercial Code and shall include any person liable on any Financed Receivable, such as, a guarantor of the Financed Receivable and any issuer of a letter of credit or banker's acceptance.

         "ADJUSTMENTS" are all discounts, allowances, returns, disputes, counterclaims, offsets, defenses, rights of recoupment, rights of return, warranty claims, or short payments, asserted by or on behalf of any Account Debtor for any Financed Receivable.

         "ADMINISTRATIVE FEE" is defined in SECTION 3.3.

         "ADVANCE" is defined in SECTION 2.2.

         "ADVANCE RATE" is eighty five percent (85%), net of deferred revenue and offsets related to each specific Account Debtor, or another percentage as Bank establishes under SECTION 2.2.

         "APPLICABLE RATE" is a rate per annum equal to the "Prime Rate" plus two and one half of one percent (2.5%).

         "BUSINESS DAY" shall mean any day that is not a Saturday, Sunday, or a day on which Bank is closed.

         "BORROWER'S BOOKS" are all Borrower's books and records including ledgers, records regarding Borrower's assets or liabilities, the Collateral, business operations or financial condition and all computer programs or discs or any equipment containing the information.

         "CODE" is the California Uniform Commercial Code.

         "COLLATERAL" is attached as EXHIBIT A.

         "COLLECTIONS" are all funds received by Bank from or on behalf of an Account Debtor for Financed Receivables.

         "COMPLIANCE CERTIFICATE" is attached as EXHIBIT B.

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         "DEFERRED MAINTENANCE REVENUE" is all amounts received in advance of performance under maintenance contract and not yet recognized as revenue.

         "DUE DILIGENCE FEE" shall have the meaning set forth in SECTION 3.9 hereof.

         "EFFECTIVE DATE" is the date on which Bank executes this Agreement.

         "EVENT OF DEFAULT" shall have the meaning set forth in SECTION 9 hereof.

         "FACILITY" is an extension of credit by Bank to Borrower in order to finance receivables with an aggregate Account Balance not exceeding the Facility Amount.

         "FACILITY AMOUNT" is Three Million One Hundred Twenty Five Thousand and 00/100 Dollars ($3,125,000.00).

         "FACILITY FEE" shall have the meaning set forth in SECTION 3.4 hereof.

         "FACILITY PERIOD" is the period beginning on the Effective Date and continuing until one year from the Effective Date.

         "FINANCE CHARGES" shall have the meaning set forth in SECTION 3.2 hereof.

         "FINANCED RECEIVABLES" are all those accounts, receivables, chattel paper, instruments, contract rights, documents, general intangibles, letters of credit, drafts, bankers acceptances, and rights to payment, and all proceeds, including their proceeds (collectively "RECEIVABLES"), which Bank finances and make an Advance. A Financed Receivable stops being a Financed Receivable (but remains Collateral) when the Advance made for the Financed Receivable has been finally paid.

         "FINANCED RECEIVABLE BALANCE" is the total outstanding amount, at any time, of all Financed Receivables.

         "GUARANTOR" means any guarantor of the Obligations.

         "INELIGIBLE RECEIVABLE" is any accounts receivable:

                  (A) that is unpaid (90) calendar days after the invoice date; or

                  (B) that is owed by an Account Debtor that has filed, or has had filed against it, any bankruptcy case, assignment for the benefit of creditors, receivership, or Insolvency Proceeding or who has become insolvent (as defined in the United States Bankruptcy Code) or who is generally not paying its debts as they become due; or

                  (C) for which there has been any breach of warranty or representation in SECTION 6 or any breach of any covenant in this Agreement; or

                  (D) for which the Account Debtor asserts any discount, allowance, return, dispute, counterclaim, offset, defense, right of recoupment, right of return, warranty claim, or short payment; provided, however that any such account receivable shall only be ineligible to the extent of the amount of each of the foregoing.

         "INSOLVENCY PROCEEDING" are proceedings by or against any person under the United States Bankruptcy Code, or any other bankruptcy or insolvency law, including assignments for the benefit of creditors, compositions, extensions generally with its creditors, or proceedings seeking reorganization, arrangement, or other relief.

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         "INVOICE TRANSMITTAL" shows accounts receivable which Bank may finance and, for each receivable, includes the Account Debtor's, name, address, invoice amount, invoice date and invoice number and is signed by Borrower's authorized representative.

         "LOCKBOX" shall have the meaning set forth in SECTION 6.2 hereof.

         "NET INCOME" shall mean, with respect to any Reconciliation Period, the amount shown opposite the caption "Net Income" or a similar caption on the consolidated financial statements of the Borrower, prepared in accordance with GAAP.

         "OBLIGATIONS" are all advances, liabilities, obligations, covenants and duties owing, arising, due or payable by Borrower to Bank now or later under this Agreement or any other document, instrument or agreement, account (including those acquired by assignment) primary or secondary, such as all Advances, Finance Charges, Administrative Fees, interest, fees, expenses, professional fees and attorneys' fees or other.

         "PERMITTED LIENS" are

         (a) Liens existing on the date of this Agreement and previously disclosed to the Bank, or arising under this Agreement or the Intellectual Property Security Agreement dated even herewith made by the Borrower in favor of the Bank;

         (b) Liens for taxes, fees, assessments or other government charges or levies, either not delinquent or being contested in good faith and for which Borrower maintains adequate reserves on its books, if they have no priority over any of Bank's security interests;

         (c) Purchase money liens (i) on equipment acquired or held by Borrower incurred for financing the acquisition of the equipment, or (ii) existing on equipment when acquired if the lien is confined to the property and improvements and proceeds of the equipment;

         (d) Leases or subleases and licenses or sublicenses granted in the ordinary course of Borrower's business, if the leases, subleases, licenses and sublicenses permit granting Bank a security interest;

         (e) Liens incurred in the extension, renewal or refinancing of the indebtedness secured by liens described in (a) through (d), but any extension, renewal or replacement lien must be limited to the property encumbered by the existing lien and the principal amount of the indebtedness may not increase; and

         (f) Liens subordinated to the Bank's lien granted hereunder pursuant to a subordination agreement acceptable to Bank in all respects.

         "PERMITTED INDEBTEDNESS" is

         (a)      Borrower's indebtedness to Bank under this Agreement;

         (b) Indebtedness existing on the date of this Agreement and shown on financial statements of the Borrower previously delivered to the Bank;

         (c)      Subordinated Debt;

         (d) Indebtedness to trade creditors incurred in the ordinary course of business;

         (e)      Indebtedness secured by Permitted Liens;

         (f) Other indebtedness not otherwise permitted hereunder not exceeding $50,000 in the aggregate outstanding at any time; and

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         (g)      Extensions, refinancings, modifications, amendments and
restatements of any items of Permitted Indebtedness (a) through (f) above, provided that the principal amount thereof is not increased or the terms thereof are not modified to impose more burdensome terms upon the Borrower.

         "PRIME RATE" is Bank's most recently announced "prime rate," even if it is not Bank's lowest rate.

         "RECONCILIATION DAY" is the last calendar day of each month.

         "RECONCILIATION PERIOD" is each calendar month.

         "SUBORDINATED DEBT" is debt incurred by Borrower subordinated to Borrower's debt to Bank (and identified as subordinated by Borrower and Bank).

         "TANGIBLE NET WORTH" is, on any date, the consolidated total assets of Borrower and its subsidiaries minus, (i) any amounts attributable to (a) goodwill, (b) intangible items such as unamortized debt discount and expense, Patents, trade and service marks and names, Copyrights and research and development expenses except prepaid expenses, and (c) reserves not already deducted from assets, and (ii) Total Liabilities plus Subordinated Debt.

         "TOTAL LIABILITIES" is on any day, obligations that should, under GAAP, be classified as liabilities on Borrower's consolidated balance sheet.

2. FINANCING OF ACCOUNTS RECEIVABLE.

         2.1 REQUEST FOR ADVANCES. During the Facility Period, Borrower may offer accounts receivable to Bank, if there is not an Event of Default. Borrower will deliver an Invoice Transmittal for each accounts receivable it offers. Bank may rely on information on or with the Invoice Transmittal.

         2.2 ACCEPTANCE OF ACCOUNTS RECEIVABLE. Bank is not obligated to finance any accounts receivable. Bank may approve any Account Debtor's credit before financing any receivable. When Bank accepts a receivable, it will pay Borrower the Advance Rate times the face amount of the receivable (the "ADVANCE"). Bank may, in its discretion, change the percentage of the Advance Rate. When Bank makes an Advance, the receivable becomes a "FINANCED RECEIVABLE." All representations and warranties in SECTION 6 must be true as of the date of the Invoice Transmittal and of the Advance and no Event of Default exists would occur as a result of the Advance. The aggregate amount of all Financed Receivables outstanding at any time may not exceed the Facility Amount.

3. COLLECTIONS, FINANCE CHARGES, REMITTANCES AND FEES. The Obligations shall be subject to the following fees and Finance Charges. Fees and Finance Charges may, in Bank's discretion, be charged as an Advance, and shall thereafter accrue fees and Finance Charges as described below. Bank may, in its discretion, charge fee and Finance Charges to Borrower's deposit account maintained with Bank.

         3.1 COLLECTIONS. Collections will be credited to the Financed Receivables Balance, but if there is an Event of Default, Bank may apply Collections to the Obligation in any order it chooses. If Bank receives a payment for both Financed Receivable and a non Financed Receivable, the funds will first be applied to the Financed Receivable and, if there is not an Event of Default, the excess will be remitted to Borrower, subject to SECTION 3.10.

         3.2 FINANCE CHARGES. In computing Finance Charges on the Obligations, all Collections received by Bank shall be deemed applied by Bank on account of the Obligations three (3) Business Days after receipt of the Collections. Borrower will pay a finance charge (the "FINANCE CHARGE"), which is the greater of (i) the Applicable Rate times the number of days in the Reconciliation Period times the outstanding average daily Financed Receivable Balance for that Reconciliation Period or (ii) the Minimum Finance Charge. After an Event of Default, Obligations accrue interest at five percent (5%) above the Applicable Rate effective immediately before the Event of Default.

         3.3 ADMINISTRATIVE FEE. Upon receipt of the Collections, Borrower will pay an Administrative Fee of one half of one percent (.50%) of the face amount of each Financed Receivable financed during that Reconciliation

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Period (the "ADMINISTRATIVE FEE"); provided, however, that if Borrower's Net
Income before taxes exceeds $200,000.00 for the six month period ending June 30, 2004, then, for the Reconciliation Period beginning July 1, 2004, the Administration Fee will be reduced to one quarter of one percent (.25%). After an Event of Default, the Administrative Fee will increase to an additional .50% effective immediately before the Event of Default.

         3.4 FACILITY FEE. A fully earned, non-refundable facility fee of Twenty Five Thousand and 00/100 Dollars ($25,000.00) (the "FACILITY FEE") shall be paid in two installments of Twelve Thousand Five Hundred and 00/100 Dollars ($12,500.00), the first due upon execution of this Agreement and the second to be paid six (6) months following the Effective Date.

         3.5 RESERVED.

         3.6 RESERVED.

         3.7 ACCOUNTING. After each Reconciliation Period, Bank will provide an accounting of the transactions for that Reconciliation Period, including the amount of all Financed Receivables, all Collections, Adjustments, Finance Charges, the Collateral Handling Fee and the Administrative Fee. If Borrower does not object to the accounting in writing within 30 days it is considered correct. All Finance Charges and other interest and fees calculated on the basis of a 360 day year and actual days elapsed.

         3.8 DEDUCTIONS. Bank may deduct fees, finance charges and other amounts due from any Advances made or Collections received by Bank.

         3.9 DUE DILIGENCE FEE. Borrower has paid to Bank a fee of Five Thousand and 00/100 Dollars ($5,000.00) to initiate Bank's due diligence review process (the "DUE DILIGENCE FEE"). Any portion of the Due Diligence Fee not utilized to pay expenses will be applied to the Facility Fee.

         3.10 ACCOUNT COLLECTION SERVICES. All Borrowers' receivables are to be paid to the same address/or party and Borrower and Bank must agree on such address. If Bank collects all receivables and there is not an Event of Default or an event that with notice or lapse of time will be an Event of Default, within three (3) days of receipt of those collections, Bank will give Borrower, the receivables collections it receives for receivables other than Financed Receivables and/or amount in excess of the amount for which Bank has made an Advance to Borrower, less any amount due to Bank, such as the Finance Charge, Administrative Fee and expenses or otherwise. This Section does not impose any affirmative duty on Bank to do any act other than to turn over amounts. All receivables and collections are Collateral and if an Event of Default occurs, Bank need not remit collections of Collateral and may apply them to the Obligations.

4. REPAYMENT OF OBLIGATIONS.

         4.1 REPAYMENT ON MATURITY. Borrower will repay each Advance on the earliest of: (a) payment of the Financed Receivable in respect which the Advance was made, (b) the Financed Receivable becomes an Ineligible Receivable, (c) when any Adjustment is made to the Financed Receivable (but only to the extent of the Adjustment if the Financed Receivable is not otherwise an Ineligible Receivable, or (d) the last day of the Facility Period (including any early termination). Each payment will also include all accrued Finance Charges on the Advance and all other amounts due hereunder.

         4.2 REPAYMENT ON EVENT OF DEFAULT. When there is an Event of Default, Borrower will, if Bank demands (or, in an Event of Default under SECTION 9(B), immediately without notice or demand from Bank) repay all of the Advances. The demand may, at Bank's option, include the Advance for each Financed Receivable then outstanding and all accrued Finance Charges, Administrative Fees, attorneys and professional fees, court costs and expenses, and any other Obligations.

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5. POWER OF ATTORNEY. Borrower irrevocably appoints Bank and its successors and assigns it attorney-in-fact and authorizes Bank, regardless of whether there has been an Event of Default, to:

                  (A) sell, assign, transfer, pledge, compromise, or discharge all or any part of the Financed Receivables;

                  (B) demand, collect, sue, and give releases to any Account Debtor for monies due and compromise, prosecute, or defend any action, claim, case or proceeding about the Financed Receivables, including filing a claim or voting a claim in any bankruptcy case in Bank's or Borrower's name, as Bank chooses;

                  (C) prepare, file and sign Borrower's name on any notice, claim, assignment, demand, draft, or notice of or satisfaction of lien or mechanics' lien or similar document;

                  (D)      notify all Account Debtors to pay Bank directly;

                  (E) receive and open any mail addressed to Borrower, and make reasonable efforts to maintain and deliver to Borrower any material items;

                  (F) endorse Borrower's name on check or other instruments;

                  (G) execute on Borrower's behalf any instruments, documents, financing statements to perfect Bank's interests in the Financed Receivables and Collateral; and

                  (H) do all acts and things necessary or expedient in connection with the administration of the Advances and the transactions contemplated by this Agreement.

6. REPRESENTATIONS, WARRANTIES AND COVENANTS.

         6.1 REPRESENTATIONS AND WARRANTIES. Borrower represents and warrants for each Financed Receivable:

                  (A) It is the owner with legal right to sell, transfer and assign it;

                  (B) The correct amount is on the Invoice Transmittal and is not disputed;

                  (C) Payment is not contingent on any obligation or contract and it has fulfilled all its obligations as of the Invoice Transmittal date;

                  (D) It is based on an actual sale and delivery of goods and/or services rendered, due to Borrower, it is not past due or in default, has not been previously sold, assigned, transferred, or pledged and is free of any liens, security interests and encumbrances;

                  (E) There are no defenses, offsets, counterclaims or agreements for which the Account Debtor may claim any deduction or discount;

                  (F) It reasonably believes no Account Debtor is insolvent or subject to any Insolvency Proceedings;

                  (G) It has not filed or had filed against it Insolvency Proceedings and does not anticipate any filing;

                  (H) Bank has the right to endorse and/ or require Borrower to endorse all payments received on Financed Receivables and all proceeds of Collateral.

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                  (I)      No representation, warranty or other statement of
                           Borrower in any certificate or written statement given to Bank contains any untrue statement of a material fact or omits to state a material fact necessary to make the statement contained in the certificates or statement not misleading.

                  6.1.1 ADDITIONAL REPRESENTATIONS AND WARRANTIES. Borrower represents and warrants as follows:

                  (A) Borrower is duly existing and in good standing in its state of formation and qualified and licensed to do business in, and in good standing in, any state in which the conduct of its business or its ownership of property requires that it be qualified. The execution, delivery and performance of this Agreement has been duly authorized, and does not conflict with Borrower's organizational documents, nor constitute an Event of Default under any material agreement by which Borrower is bound. Borrower is not in default under any agreement to which or by which it is bound.

                  (B) Borrower has good title to the Collateral. All inventory is in all material respects of good and marketable quality, free from material defects.

                  (C) Borrower is not an "INVESTMENT COMPANY" or a company "CONTROLLED" by an "INVESTMENT COMPANY" under the Investment Company Act. Borrower is not engaged as one of its important activities in extending credit for margin stock (under Regulations G, T and U of the Federal Reserve Board of Governors). Borrower has complied with the Federal Fair Labor Standards Act. Borrower has not violated any laws, ordinances or rules. None of Borrower's properties or assets has been used by Borrower, to the best of Borrower's knowledge, by previous persons, in disposing, producing, storing, treating, or transporting any hazardous substance other than legally. Borrower has timely filed all required tax returns and paid, or made adequate provision to pay, all taxes. Borrower has obtained all consents, approvals and authorizations of, made all declarations or filings with, and given all notices to, all government authorities that are necessary to continue its business as currently conducted.

         6.2 AFFIRMATIVE COVENANTS. Borrower will do all of the following:

                  (A) Maintain its corporate existence and good standing in its jurisdictions of incorporation and maintain its qualification in each jurisdiction necessary to Borrower's business or operations.

                  (B) Give Bank prior written notice of at least ten (10) days before making changes to its name, organization, chief executive office or location of records.

                  (C) Pay all its taxes including gross payroll, withholding and sales taxes when due and will deliver satisfactory evidence of payment if requested.

                  (D) Provide a written report within ten (10) days if payment of any Financed Receivable does not occur by its due date and include the reasons for the delay.

                  (E) Give Bank copies of all Forms 10-K, 10-Q and 8-K (or equivalents) within five (5) days of filing with the Securities and Exchange Commission, while any Financed Receivable is outstanding, and as soon as available, but not later than one hundred eighty
                           (180) days after the end of Borrower's fiscal year, deliver to Bank together with a compliance certificate, its audited, consolidated financial statements prepared under GAAP, consistently applied, together with an unqualified opinion on the financial statements from an independent certified public accounting firm acceptable to Bank.

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                  (F)      Execute any further instruments and take further
                           action as Bank requests to perfect or continue Bank's security interest in the Collateral or to effect the purposes of this Agreement.

                  (G) Provide Bank with a Compliance Certificate no later than five (5) days following each quarter end or as requested by Bank.

                  (H) Provide Bank with, as soon as available, but no later than thirty (30) days following each Reconciliation Period, a company-prepared balance sheet and income statement, prepared under GAAP, consistently applied, covering Borrower's operations during the period together with an aged listing of accounts receivable and accounts payable.

                  (I) Immediately notify, transfer and deliver to Bank all collections Borrower receives for Financed Receivables.

                  (J) Borrower shall enter into a three party agreement (the "LOCKBOX AGREEMENT") with Bank and a lockbox provider (the "LOCKBOX PROVIDER"). The Lockbox Agreement and Lockbox Provider shall be acceptable to Bank. Borrower shall use the lockbox address on all invoices issued by Bank and shall direct all its Account Debtors to remit their payments to the lockbox address. The Lockbox Agreement shall provide that the Lockbox Provider shall remit all collections received in the lockbox to Bank. Upon Bank's receipt of such collections, provided that there does not then exist an Event of Default or event that with notice, lapse or time or otherwise would constitute an Event of Default, and subject to Bank's rights in the Collateral, Bank agrees to remit promptly to Borrower the amount of the receivables collections it receives with respect to receivables other than Financed Receivables. It is understood and agreed by Borrower that this Section does not impose any affirmative duty on Bank to do any act other than to turn over such amounts. All such receivables and collections are Collateral and in the event of Borrower's default hereunder, Bank shall have no duty to remit collections of Collateral and may apply such collections to the obligations hereunder and Bank shall have the rights of a secured party under the California Uniform Commercial Code.

                  (K) Borrower will allow Bank to audit Borrower's Collateral, including but not limited to Borrower's Accounts, at Borrowers expense, no later than ninety
                           (90) days following the execution of this Agreement and annually thereafter. Provided however, if an Event of Default has occurred, Bank may audit Borrower's Collateral, including but not limited to Borrower's Accounts at Bank's sole discretion and without notification and authorization from Borrower.

                  (L) Borrower shall maintain, as of the last day of each Reconciliation Period, a Tangible Net Worth of at least Seven Hundred Thousand and 00/100 Dollars ($700,000.00).

         6.3 NEGATIVE COVENANTS. Borrower will not do any of the following without Bank's prior written consent:

                  (A) Assign, transfer, sell or grant, or permit any lien or security interest in the Collateral, other than Permitted Liens.

                  (B) Convey, sell, lease, transfer or otherwise dispose of the Collateral.

                  (C) Create, incur, assume, or be liable for any indebtedness, except for Permitted Indebtedness.

                  (D) Become an "INVESTMENT COMPANY" or a company controlled by an "INVESTMENT COMPANY," under the Investment Company Act of 1940 or undertake as one of its important activities extending credit to purchase or carry margin stock, or use the

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                           proceeds of any Advance for that purpose; fail to
                           meet the minimum funding requirements of ERISA, permit a Reportable Event or Prohibited Transaction, as defined in ERISA, to occur; fail to comply with the Federal Fair Labor Standards Act or violate any other law or regulation, or permit any of its subsidiaries to do so.

7. ADJUSTMENTS. If any Account Debtor asserts a discount, allowance, return, offset, defense, warranty claim, or the like (an "ADJUSTMENT") or if Borrower breaches any of the representations, warranties or covenants set forth in
SECTION 6, Borrower will promptly advise Bank. Borrower will resell any rejected, returned, or recovered personal property for Bank, at Borrower's expense, and pay proceeds to Bank. While Borrower has returned goods that are Borrower property, Borrower will segregate and mark them "property of Silicon Valley Bank." Bank owns the Financed Receivables and until receipt of payment, has the right to take possession of any rejected, returned, or recovered personal property.

8. SECURITY INTEREST. Borrower grants to Bank a continuing security interest in all presently and later acquired Collateral to secure all Obligations and the performance of each of Borrower's duties hereunder. Any security interest will be a first priority security interest in the Collateral.

9. EVENTS OF DEFAULT. Any one or more of the following is an Event of Default.

                  (A) Borrower fails to pay any amount owed to Bank when due;

                  (B)      Borrower fails to have the Lockbox discussed in
                           SECTION 6.2(J) set-up and operational within forty-five (45) days from the Effective Date.

                  (C) Borrower files or has filed against it any Insolvency Proceedings or any assignment for the benefit of creditors, or appointment of a receiver or custodian for any of its assets;

                  (D) Borrower becomes insolvent or is generally not paying its debts as they become due or is left with unreasonably small capital;

                  (E) Any involuntary lien, garnishment, attachment attaches to the Financed Receivables or any Collateral;

                  (F) Borrower breaches any covenant, agreement, warranty, or representation is an immediate Event of Default;

                  (G) Borrower is in default under any document, instrument or agreement evidencing any debt, obligation or liability in favor of Bank its affiliates or vendors regardless of whether the debt, obligation or liability is direct or indirect, primary or secondary, or fixed or contingent;

                  (H) An event of default occurs under any Guaranty of the Obligations or any material provision of any Guaranty is not valid or enforceable or a Guaranty is repudiated or terminated;

                  (I) A material default or Event of Default occurs under any agreement between Borrower and any creditor of Borrower that signed a subordination agreement with Bank;

                  (J) Any creditor that has signed a subordination agreement with Bank breaches any terms of the subordination agreement; or

                  (K) (i) A material impairment in the perfection or priority of Bank's security interest in the Collateral; (ii) a material adverse change in the business, operations, or conditions (financial or otherwise) of Borrower occurs; or (iii) a material impairment of the prospect of repayment of any portion of the Advances occurs.

10.REMEDIES.

         10.1 REMEDIES UPON DEFAULT. When an Event of Default occurs, (1) Bank may stop financing receivables or extending credit to Borrower; (2) at Banks option and on demand, all or a portion of the Obligations or, for to an Event of Default described in SECTION 9(b), automatically and without demand, are due and payable in full; (3) apply to the Obligations any (i) balances and deposits of Borrower it holds, or (ii) any amount held by Bank owing to or for the credit or the account of Borrower; and (4) Bank may exercise all rights and remedies under this Agreement and the law, including those of a secured party under the Code, power of attorney rights in SECTION 5 for the Collateral, and the right to collect, dispose of, sell, lease, use, and realize upon all Financed Receivables and Collateral in any commercial manner. Borrower agrees that any notice of sale required to be given to Borrower is deemed given if at least five days before the sale may be held.

         10.2 DEMAND WAIVER. Borrower waives demand, notice of default or dishonor, notice of payment and nonpayment, notice of any default, nonpayment at maturity, release, compromise, settlement, extension, or renewal of accounts, documents, instruments, chattel paper, and guaranties held by Bank on which Borrower is liable.

         10.3 DEFAULT RATE. If any amount is not paid when due, the amount bears interest at the Applicable Rate plus five percent until the earlier of (a) payment in good funds or (b) entry of a final judgment when the principal amount of any money judgment will accrue interest at the highest rate allowed by law.

11. FEES, COSTS AND EXPENSES. Borrower will pay on demand all reasonable fees, costs and expenses (including attorneys' and professionals fees with costs and expenses) that Bank incurs from: (a) preparing, negotiating, administering, and enforcing this Agreement or related agreement, including any amendments, waivers or consents, (b) any litigation or dispute relating to the Financed Receivables, the Collateral, this Agreement or any other agreement, (c) enforcing any rights against Borrower or any guarantor, or any Account Debtor, (d) protecting or enforcing its interest in the Financed Receivables or other Collateral, (e) collecting the Financed Receivables and the Obligations, and (f) any bankruptcy case or insolvency proceeding involving Borrower, any Financed Receivable, the Collateral, any Account Debtor, or any Guarantor.

12. CHOICE OF LAW, VENUE AND JURY TRIAL WAIVER. California law governs this Agreement. Borrower and Bank each submit to the exclusive jurisdiction of the State and Federal courts in Santa Clara County, California.

BORROWER AND BANK EACH WAIVE ITS RIGHT TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION ARISING OUT OF OR BASED UPON THIS AGREEMENT OR ANY CONTEMPLATED TRANSACTION, INCLUDING CONTRACT, TORT, BREACH OF DUTY AND ALL OTHER CLAIMS. THIS WAIVER IS A MATERIAL INDUCEMENT FOR BOTH PARTIES TO ENTER INTO THIS AGREEMENT. EACH PARTY HAS REVIEWED THIS WAIVER WITH ITS COUNSEL.

13. NOTICES. Notices or demands by either party about this Agreement must be in writing and personally delivered or sent by an overnight delivery service, by certified mail postage prepaid return receipt requested, or by FAX to the addresses listed at the beginning of this Agreement. A party may change notice address by written notice to the other party.

14. GENERAL PROVISIONS.

         14.1 SUCCESSORS and Assigns. This Agreement binds and is for the benefit of successors and permitted assigns of each party. Borrower may not assign this Agreement or any rights under it without Bank's prior written consent which may be granted or withheld in Bank's discretion. Bank may, without the consent of or notice to Borrower, sell, transfer, or grant participation in any part of Bank's obligations, rights or benefits under this Agreement.

         14.2 INDEMNIFICATION. Borrower will indemnify, defend and hold harmless Bank and its officers, employees, and agents against: (a) obligations, demands, claims, and liabilities asserted by any other party in connection with the transactions contemplated by this Agreement; and (b) losses or expenses incurred, or paid by

Bank from or consequential to transactions between Bank and Borrower (including reasonable attorneys fees and expenses), except for losses caused by Bank's gross negligence or willful misconduct.

         14.3 TIME OF ESSENCE. Time is of the essence for performance of all obligations in this Agreement.

         14.4 SEVERABILITY OF PROVISION. Each provision of this Agreement is severable from every other provision in determining the enforceability of any provision.

         14.5 AMENDMENTS IN WRITING, INTEGRATION. All amendments to this Agreement must be in writing. This Agreement is the entire agreement about this subject matter and supersedes prior negotiations or agreements.

         14.6 COUNTERPARTS. This Agreement may be executed in any number of counterparts and by different parties on separate counterparts and when executed and delivered are one Agreement.

         14.7 SURVIVAL. All covenants, representations and warranties made in this Agreement continue in force while any Financed Receivable amount remains outstanding. Borrower's indemnification obligations survive until all statutes of limitations for actions that may be brought against Bank have run.

         14.8 CONFIDENTIALITY. Bank will use the same degree of care handling Borrower's confidential information that it uses for its own confidential information, but may disclose information: (i) to its subsidiaries or affiliates in connection with their business with Borrower, (ii) to prospective transferees or purchasers of any interest in the Agreement, (iii) as required by law, regulation, subpoena, or other order, (iv) as required in connection with an examination or audit, (v) as it considers appropriate exercising the remedies under this Agreement and (vi) otherwise to third parties only pursuant to a waiver by the Borrower, the form of which has been previously provided by the Bank to the Borrower. Confidential information does not include information that is either: (a) in the public domain or in Bank's possession when disclosed, or becomes part of the public domain after disclosure to Bank; or (b) disclosed to Bank by a third party, if Bank does not know that the third party is prohibited from disclosing the information.

         14.9 OTHER AGREEMENTS. This Agreement may not adversely affect Banks rights under any other document or agreement. If there is a conflict between this Agreement and any agreement between Borrower and Bank, Bank may determine in its sole discretion which provision applies. Borrower acknowledges that any security agreements, liens and/or security interests securing payment of Borrower's Obligations also secure Borrower's Obligations under this Agreement and are not adversely affected by this Agreement. Additionally, (a) any Collateral under other agreements or documents between Borrower and Bank secures Borrowers Obligations under this Agreement and (b) a default by Borrower under this Agreement is a default under agreements between Borrower and Bank.

                            [SIGNATURE PAGES FOLLOW]

         IN WITNESS WHEREOF, the parties hereto have executed this Accounts Receivable Financing Agreement as of the Effective Date recorded below.

BORROWER:                       M-WAVE, INC.,
                                a Delaware corporation

                                By:     __________________________________
                                Name:   __________________________________
                                Title:  __________________________________

                                POLY CIRCUITS, INC.,
                                an Illinois corporation

                                By:     __________________________________
                                Name:   __________________________________
                                Title:  __________________________________

BANK:                           SILICON VALLEY BANK

                                By:     __________________________________
                                Name:   __________________________________
                                Title:  __________________________________

EFFECTIVE DATE:_______________________________

                                    EXHIBIT A

                           DEFINITION OF "COLLATERAL"

         The Collateral consists of all of Borrower's right, title and interest in and to the following:

         All goods and equipment now owned or hereafter acquired, including, without limitation, all machinery, fixtures, vehicles (including motor vehicles and trailers), and any interest in any of the foregoing, and all attachments, accessories, accessions, replacements, substitutions, additions, and improvements to any of the foregoing, wherever located;

         All inventory, now owned or hereafter acquired, including, without limitation, all merchandise, raw materials, parts, supplies, packing and shipping materials, work in process and finished products including such inventory as is temporarily out of Borrower's custody or possession or in transit and including any returns upon any accounts or other proceeds, including insurance proceeds, resulting from the sale or disposition of any of the foregoing and any documents of title representing any of the above;

         All contract rights and general intangibles now owned or hereafter acquired, including, without limitation, goodwill, trademarks, service marks, trade styles, trade names, patents, patent applications, leases, license agreements, franchise agreements, blueprints, drawings, purchase orders, customer lists, route lists, infringements, claims, computer programs, computer discs, computer tapes, literature, reports, catalogs, design rights, income tax refunds, payments of insurance and rights to payment of any kind;

         All now existing and hereafter arising accounts, contract rights, royalties, license rights and all other forms of obligations owing to Borrower arising out of the sale or lease of goods, the licensing of technology or the rendering of services by Borrower, whether or not earned by performance, and any and all credit insurance, guaranties, and other security therefor, as well as all merchandise returned to or reclaimed by Borrower;

        All documents, cash, deposit accounts, securities, securities entitlements, securities accounts, investment property, financial assets, letters of credit, certificates of deposit, instruments and chattel paper now owned or hereafter acquired and Borrower's Books relating to the foregoing;

         All copyright rights, copyright applications, copyright registrations and like protections in each work of authorship and derivative work thereof, whether published or unpublished, now owned or hereafter acquired; all trade secret rights, including all rights to unpatented inventions, know-how, operating manuals, license rights and agreements and confidential information, now owned or hereafter acquired; all mask work or similar rights available for the protection of semiconductor chips, now owned or hereafter acquired; all claims for damages by way of any past, present and future infringement of any of the foregoing;

         All Borrower's Books relating to the Collateral and any and all claims, rights and interests in any of the above and all substitutions for, additions and accessions to and proceeds thereof.

                                    EXHIBIT B

                                     [LOGO]
                               SILICON VALLEY BANK
                           SPECIALTY FINANCE DIVISION

                             COMPLIANCE CERTIFICATE

I, as authorized officer of M-Wave, Inc., a Delaware corporation and Poly Circuits, Inc., an Illinois corporation (collectively referred to herein as "BORROWER") certify under the Accounts Receivable Financing Agreement (the "AGREEMENT") between Borrower and Silicon Valley Bank ("BANK") as follows.

BORROWER REPRESENTS AND WARRANTS FOR EACH FINANCED RECEIVABLE:

         It is the owner with legal right to sell, transfer and assign it;

         The correct amount is on the Invoice Transmittal and is not disputed;

         Payment is not contingent on any obligation or contract and it has fulfilled all its obligations as of the Invoice Transmittal date;

         It is based on an actual sale and delivery of goods and/or services rendered, due to Borrower, it is not past due or in default, has not been previously sold, assigned, transferred, or pledged and is free of any liens, security interests and encumbrances;

         There are no defenses, offsets, counterclaims or agreements for which the Account Debtor may claim any deduction or discount;

         It reasonably believes no Account Debtor is insolvent or subject to any Insolvency Proceedings;

         It has not filed or had filed against it proceedings and does not anticipate any filing;

         Bank has the right to endorse and/ or require Borrower to endorse all payments received on Financed Receivables and all proceeds of Collateral.

         No representation, warranty or other statement of Borrower in any certificate or written statement given to Bank contains any untrue statement of a material fact or omits to state a material fact necessary to make the statement contained in the certificates or statement not misleading.

         ADDITIONALLY, BORROWER REPRESENTS AND WARRANTS AS FOLLOWS:

         Borrower is duly existing and in good standing in its state of formation and qualified and licensed to do business in, and in good standing in, any state in which the conduct of its business or its ownership of property requires that it be qualified. The execution, delivery and performance of this Agreement has been duly authorized, and do not conflict with Borrower's formations documents, nor constitute an Event of Default under any material agreement by which Borrower is bound. Borrower is not in default under any agreement to which or by which it is bound.

         Borrower has good title to the Collateral. All inventory is in all material respects of good and marketable quality, free from material defects.

         Borrower is not an "INVESTMENT COMPANY" or a company "CONTROLLED" by an "INVESTMENT COMPANY" under the Investment Company Act. Borrower is not engaged as one of its important activities in extending credit for margin stock (under Regulations G, T and U of the Federal Reserve Board of Governors). Borrower has complied with the Federal Fair Labor Standards Act. Borrower has not violated any laws, ordinances or rules. None of Borrower's properties or assets has been used by Borrower, to the best of Borrower's knowledge, by previous persons, in disposing, producing, storing, treating, or transporting any hazardous substance other than legally. Borrower has timely filed all required tax returns and paid, or made adequate provision to pay, all taxes. Borrower has obtained all consents, approvals and authorizations of, made all declarations or filings with, and given all notices to, all government authorities that are necessary to continue its business as currently conducted.

         All representations and warranties in the Agreement are true and correct in all material respects on this date.

Sincerely,

________________________________________
SIGNATURE

________________________________________
TITLE

________________________________________
DATE

                                     [LOGO]
                               SILICON VALLEY BANK
                           SPECIALTY FINANCE DIVISION

                      SECRETARY'S CERTIFICATE OF RESOLUTION

         I, as Secretary of M-WAVE, INC., a Delaware corporation (the "CORPORATION"), certify that at a meeting duly convened at which a quorum was present the following resolutions were adopted by the Board of Directors of the Corporation and that these resolutions have not been modified, amended, or rescinded and remain effective as of today's date.

It is resolved that ANY ONE of the following officers of the Corporation, whose name, title and signature is below:

      NAME                       TITLE                           SIGNATURE
-----------------------  ------------------------------  -----------------------
_______________________  ______________________________  _______________________
_______________________  ______________________________  _______________________
_______________________  ______________________________  _______________________
_______________________  ______________________________  _______________________
_______________________  ______________________________  _______________________

         may act for the Corporation and:

                  Sell the Corporation's accounts receivable to Bank

                  Grant to Bank a security interest in any of the Corporation's assets

                  Execute and deliver certain agreements in connection with the sale of receivables, and granting of security interests.

                  Designate other individuals to request advances, pay fees and costs and execute other documents or agreements (including documents or agreement that waive the Corporation's right to a jury trial) they think necessary to effectuate these Resolutions.

Further resolved that all acts authorized by these Resolutions and performed before they were adopted are ratified. These Resolutions remain in effect and Bank may rely on them until Bank receives written notice of their revocation.

I certify that the persons listed above are the Corporation's officers with the titles and signatures shown following their names and that these resolutions have not been modified are currently effective.

X________________________________________        _______________________________
 *Secretary or Assistant Secretary  Date

X_________________________________________________
 * If the certifying officer is designated as a signer in these resolutions then another corporate officer must also sign.

                                     [LOGO]
                               SILICON VALLEY BANK
                           SPECIALTY FINANCE DIVISION

                      SECRETARY'S CERTIFICATE OF RESOLUTION

         I, as Secretary of POLY CIRCUITS, INC., an Illinois corporation (the "CORPORATION"), certify that at a meeting duly convened at which a quorum was present the following resolutions were adopted by the Board of Directors of the Corporation and that these resolutions have not been modified, amended, or rescinded and remain effective as of today's date.

It is resolved that ANY ONE of the following officers of the Corporation, whose name, title and signature is below:

      NAME                       TITLE                           SIGNATURE
-----------------------  ------------------------------  -----------------------
_______________________  ______________________________  _______________________
_______________________  ______________________________  _______________________
_______________________  ______________________________  _______________________
_______________________  ______________________________  _______________________
_______________________  ______________________________  _______________________

         may act for the Corporation and:

                  Sell the Corporation's accounts receivable to Bank

                  Grant to Bank a security interest in any of the Corporation's assets

                  Execute and deliver certain agreements in connection with the sale of receivables, and granting of security interests.

                  Designate other individuals to request advances, pay fees and costs and execute other documents or agreements (including documents or agreement that waive the Corporation's right to a jury trial) they think necessary to effectuate these Resolutions.

Further resolved that all acts authorized by these Resolutions and performed before they were adopted are ratified. These Resolutions remain in effect and Bank may rely on them until Bank receives written notice of their revocation.

I certify that the persons listed above are the Corporation's officers with the titles and signatures shown following their names and that these resolutions have not been modified are currently effective.

X_________________________________________   ___________________________________
 *Secretary or Assistant Secretary   Date

X_________________________________________________
 * If the certifying officer is designated as a signer in these resolutions then another corporate officer must also sign.